                                                                     EXHIBIT 4.6


                             [FORM OF CERTIFICATE]

               INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON


No. B-                                                          _________ SHARES
                                                        Series B Preferred Stock

                                                        CUSIP



                              KEY TECHNOLOGY, INC.

                            Series B Preferred Stock


        THIS CERTIFIES THAT is the record holder of fully paid and nonassessable Shares of Series B Preferred Stock, $.01 par value, of KEY TECHNOLOGY, INC. transferable only on the Books of the Company by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated




SECRETARY                                     CHAIRMAN & CHIEF EXECUTIVE OFFICER

                     [FORM OF REVERSE SIDE OF CERTIFICATE]

THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF ANY CLASS TOGETHER WITH THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.